Showtime Networks Inc.
1633 Broadway
16th Floor
New York, NY 10019

April 19, 2007

Pro Elite, Inc.
12100 Wilshire Boulevard
Suite 800
Los Angeles, CA 90025

Ladies and Gentlemen:

Reference is hereby made to that certain Exclusive Distribution Agreement (the “Agreement”), dated as of November 8, 2006, between Pro Elite, Inc. (“Licensor”) and Showtime Networks Inc. (“SNI”) concerning the staging, television production and distribution of certain mixed martial arts Events; (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and SNI hereby agree to amend the Agreement as follows:

Cuba shall be removed from Exhibit A to the Agreement setting forth the Caribbean Areas including in the SNI Territory. In such connection, SNI represents and warrants that neither SNI nor any third party authorized by SNI distributed or otherwise exploited any Event in Cuba.

Except as set forth herein, all terms and conditions contained in the Agreement shall control and remain in full force and effect.

Please indicate your acceptance of the foregoing by signing in the space provided below. Upon countersignature, this will be a binding amendment to the Agreement.

Sincerely,

SHOWTIME NETWORKS INC.

Date:	By:	/s/
A Duly Authorized Officer

ACCEPTED AND AGREED:

PRO ELITE, INC.

By: /s/ Douglas DeLuca
Douglas DeLuca, CEO